Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED DECEMBER 3, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from November 1, 2015 to November 30, 2015.

The following table sets forth our NAV per Common Share for each business day in November commencing on November 2, 2015.

Date	NAV per Common Share
November 2, 2015	$12.49
November 3, 2015	$12.49
November 4, 2015	$12.49
November 5, 2015	$12.49
November 6, 2015	$12.49
November 9, 2015	$12.49
November 10, 2015	$12.49
November 11, 2015	$12.49
November 12, 2015	$12.49
November 13, 2015	$12.49
November 16, 2015	$12.49
November 17, 2015	$12.49
November 18, 2015	$12.49
November 19, 2015	$12.49
November 20, 2015	$12.49
November 23, 2015	$12.49
November 24, 2015	$12.49
November 25, 2015	$12.49
November 26, 2015	$12.49
November 27, 2015	$12.49
November 30, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.fcretrust.com.